SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	On December 8, 2005, Donald C. Yount, Jr. was appointed to the TVI Corporation Board of Directors as a Class B Director, with a term to expire at the TVI 2006 Annual Stockholders’ Meeting. Mr. Yount was appointed by the TVI Board in order to fill a Board vacancy created by the Board.

Since May 2001, Mr. Yount has served as a Principal and Chief Financial Officer of Mid-Atlantic Venture Funds, a partnership consisting of four venture capital funds investing in growing businesses located in the Mid-Atlantic. From October 1998 until joining Mid-Atlantic, Mr. Yount served in various executive positions with Advanced TelCom Group, a provider of integrated telephone services. Mr. Yount has also served in various senior financial positions with a number of technology and communications companies. He started his career in public accounting and is a Certified Public Accountant. Mr. Yount has both a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

Mr. Yount previously served on the Board of Directors of Safety Tech International, Inc., a private company which TVI acquired by merger in November 2005. The agreement and plan of merger between TVI and with Safety Tech contemplates the appointment of Mr. Yount to TVI’s Board of Directors within 30 days of the closing of the merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: December 8, 2005	By:	/s/ Richard V. Priddy
	Name:	Richard V. Priddy
	Title:	President and Chief Executive Officer

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